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                                                                     Exhibit 4.7

                        SAMPLE INTERAMERICAS COMMUNICATIONS CORPORATION DIRECTOR
                                                          STOCK OPTION AGREEMENT

                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (the "Agreement") is dated as of the ______ day of _____________________, _______ (the "Grant Date"), by and between
_______________________________ (the "Grantor") and Interamericas Communications Corporation (the "Optionee").

                              W I T N E S S E T H:

         WHEREAS, in consideration of prior services and services to be rendered by the Optionee to the Grantor and certain promises made by the Optionee to the Grantor, the Grantor desires to grant the Optionee an option of purchase ____________________________ shares of Common Stock, par value $______ per share ("Common Stock"), of the Grantor, upon the terms and subject to the conditions hereinafter set forth.

         NOW THEREFORE, the Grantor hereby agrees, for the benefit of the Optionee, as follows:

         SECTION 1. GRANT OF OPTION. Subject to the provisions of this Agreement, the Grantor hereby grants to the Optionee a non-qualified stock option (the "Option") (subject to Section 7 hereof) to purchase from the Grantor ________________________ shares of Common Stock (after the exercise of the Option and the acquisition of the shares, the "Option Shares"), at the price of $_______ per whole share (the "Option Price").

         SECTION 2. ERCISE OF OPTION.

                  (a) VESTING; METHOD OF EXERCISE. The Option may be exercised in whole or in part at any time commencing on _______________________ and ending on the tenth anniversary hereof (the "Expiration Date"), unless sooner terminated as set forth herein, by the Optionee's delivering to the Grantor a written notice specifying the number of the Option Shares that the Optionee wishes to purchase pursuant to the Option and tendering the Option Price multiplied by the number of such Option Shares. The Option Price of any Option Shares purchased shall be paid in cash, by certified or official bank check or by money order. In lieu of exercising this Option by delivery of cash or check, the Optionee may make a valid Option exercise by electing to receive Option Shares equal to the value of this Option (or the portion thereof being canceled) by surrendering this Option at the principal office of the Company together with the Exercise Notice (a "Net Exercise"), in which event the Company shall transfer to the Optionee a number of Option Shares computed using the following formula:

                           X     =      Y (A-B)
                                        -------
                                           A

                  Where    X     =      the number of Option Shares to be issued
                                        to such Optionee.

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                           Y     =      the number of Option Shares purchasable
                                        by such Optionee under this Option
                                        Agreement, the rights to which are
                                        surrendered pursuant to the Net
                                        Exercise.

                           A     =      the fair market value of the one Option
                                        Share, (as determined by the closing
                                        price per share of Common Stock as
                                        quoted on Nasdaq or other national
                                        exchange upon which the Company's Common
                                        Stock is quoted).

                           B     =      the Option Price (as adjusted to the
                                        date of such calculation).

         The Optionee shall be deemed to be a holder of the Option Shares immediately upon, and to the extent of, the exercise of this Option as set forth above.

                  (b) NUMBER OF SHARES EXERCISABLE. Each exercise of an Option hereunder shall reduce the total number of Option Shares that may thereafter be purchased under this Option.

         SECTION 3. SHARE CERTIFICATES. Upon each exercise of the right to purchase Option Shares pursuant to this Option, the Grantor shall cause one or more stock certificates evidencing the Optionee's ownership of the option Shares to be issued to the Optionee. A legend in substantially the form set forth below shall be placed upon each stock certificate representing the Option Shares:

                      "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, INCLUDING THE FLORIDA SECURITIES ACT, AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED UNDER RULE 144 PROMULGATED UNDER THE ACT. THESE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN ANY MANNER (A "TRANSFER") UNLESS THEY ARE REGISTERED UNDER THE ACT AND THE SECURITIES LAWS OF ALL APPLICABLE STATES AND OTHER JURISDICTIONS OR UNLESS THE REQUEST FOR TRANSFER IS ACCOMPANIED BY A FAVORABLE OPINION OF THE COUNSEL SATISFACTORY TO THE ISSUER, STATING THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SUCH LAWS."

         SECTION 4. ANTI-DILUTION PROVISIONS.

                  (a) ADJUSTMENT FOR RECAPITALIZATION. If the grantor shall at any time subdivide its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, or if the Grantor shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of Option Shares then subject to this Option immediately prior to such subdivision shall be proportionately increased and the exercise price shall be proportionately decreased, and if the Grantor shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of option shares then subject to this Option immediately prior to such combination shall be proportionately decreased and the exercise price shall be proportionately increased. Any such adjustments pursuant to this Section 4(a) shall be effective at the close of business on the

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effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefore.

                  (b) ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case of any reorganization of the grantor or in case the Grantor shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Optionee upon the exercise of this Option at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the Option Shares issuable upon the exercise of this Option prior to such consummation, the securities or property to which the Optionee would have been entitled upon such consummation if the Optionee had exercised this Option immediately prior thereto; in each such case, the terms of this Option shall be applicable to the securities or property receivable upon the exercise of this Option after such consummation.

                  (c) NO ADJUSTMENT FOR STOCK ISSUANCES. Except as otherwise expressly provided herein, the issuance by the Grantor of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with the direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Grantor convertible into such shares or other securities, shall not affect this Option, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Option Shares then subject to this Option.

                  (d) NO EFFECT ON CORPORATE ACTIONS. Without limiting the generality of the foregoing, the existence of this Option shall not affect in any manner the right or power of the Grantor to approve or the Grantor to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Grantor's capital structure or its business; (ii) any merger or consolidation of the Grantor; (iii) any issuance by the Grantor of debt securities, or preferred or preference stock that would rank above the Option Shares subject to outstanding Options; (iv) the dissolution of the Grantor; (v) any sale, transfer or assignment of all or any part of the assets or business of the Grantor or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

                  (e) IMMEDIATE EXERCISE OF OPTION. Unless otherwise provided herein, each outstanding Option shall become immediately fully exercisable upon the following:

                           (i) If there occurs any transaction (which shall
include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that stockholders of the Company immediately before such transaction cease town at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

                           (ii) If the stockholders of the Company shall approve
a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned);

                           (iii) If the stockholders of the Company shall
approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned); or

                           (iv) upon the death of the Optionee.

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         SECTION 5. BINDING EFFECT. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         SECTION 6. TERMINATION OF OPTION. The Option shall terminate under the following circumstances:

                  (a) The Option shall terminate on the Expiration Date;

                  (b) The Option shall terminate 24 months after the Optionee's termination of employment and ceases to be a director of the Company;

                  (c) If the Optionee dies before the Option terminates pursuant to Section 6(a) or 6(b), above, the Option shall terminate on the earlier of (i) the date on which the Option would have lapsed had the Optionee lived and had his employment status (i.e., whether the Optionee was employed on the date of his death or had previously terminated employment) remained unchanged; or (ii) 24 months after the date of the Optionee's death. Upon the Optionee's death, any exercisable Options may be exercised by the Optionee's legal representative or representatives, by the person or persons entitled to do so under the Optionee's last will and testament, or, if the Optionee shall fail to make testamentary disposition of the Option or shall die in testate, by the person or persons entitled to receive said Option under the applicable laws of descent and distribution.

         SECTION 7. APPROVAL OF STOCK OPTION PLAN. The Company intends, at its next Annual Meeting of Stockholders (the "Annual Meeting"), to submit for stockholder consideration and approval its Stock Option Plan (the "Plan"). In the event that the Plan is approved by the Company's stockholders, then this Option shall be deemed to be an Incentive Stock Option (within the meaning of the Internal Revenue Code of 1986, as amended, (the "Code") have been granted under and pursuant to the Plan. If, however, the Plan is not so approved t the Annual Meeting, then this Option shall be deemed to be a non-qualified stock option (which means any option which is not an Incentive Stock Option under the Code).

         SECTION 8. NO RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder in respect to the Option Shares as to which the Option shall not have been exercised and payment made as herein provided.

         SECTION 9. ISSUANCE OF SHARES. As a condition of any sale or issuance of Option Shares upon exercise of this Option, the Grantor may require such agreements or undertakings, if any, as the Grantor may deem necessary or advisable to assure compliance with any such applicable securities or other law or regulation including, but not limited to, the following:

                  (a) a representation and warranty by the Optionee to the Grantor, at the time this Option is exercised, that he is acquiring the Option Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Option Shares; and

                  (b) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the grantor, necessary or appropriate to comply with the provision s of any securities law deemed by the Grantor to be applicable to the issuance of the Option Shares and are endorsed upon the Option Share certificates.

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         SECTION 10. MISCELLANEOUS PROVISIONS.

                  (a) NOTICES. Unless otherwise specifically provided herein, all notices to be given hereunder shall be in writing and sent to the parties by certified mail, return receipt requested, to each party's respective address as set forth in the books and records of the Grantor, or to such other address as such party shall give to the other party hereto by a notice given in accordance with this Section. Except as otherwise provided in this Agreement, notice shall be effective when deposited in the United States mails properly addressed and postage prepaid. If such notice is sent other than by the United States mails, such notice shall be effective when actually received by the party being notified.

                  (b) ASSIGNMENT. This Agreement may not be assigned in whole or in part by the Optionee.

                  (c) FURTHER ASSURANCES. The Optionee shall execute and deliver such other instruments and do such other acts as may be necessary to effectuate the intent and purposes of this Agreement.

                  (d) CAPTIONS. The captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any of the provisions hereof.

                  (e) COMPLETENESS AND MODIFICATION. This Agreement constitutes the entire understanding between the parties hereto and supersedes all prior and contemporaneous agreements or understandings among the parties hereto concerning the grant by the Grantor to the Optionee of stock options and shall not be terminated or amended except in writing executed by each of the parties hereto.

                  (f) WAIVER. The waiver of a breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach or the same or any other term or condition.

                  (g) SEVERABILITY. The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provisions of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

                  (h) CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without regard to any conflict of law rule or principle that would result in the application of the laws of another jurisdiction.

                  (i) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the heirs, successors, estate and personal representatives of the Optionee and the Grantor.

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         IN WITNESS WHEREOF, the Grantor has executed this Agreement for the benefit of the Optionee as of the date first above written.

                                    GRANTOR:

                                    INTERAMERICAS COMMUNICATIONS CORPORATION

                                    By:  _______________________________________
                                         Name:
                                         Title:


                                    OPTIONEE:

                                    By:  _______________________________________
                                         Name:
                                         Title:

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                                    EXHIBIT A

         COMPANY NAME: INTERAMERICAS COMMUNICATIONS CORPORATION

                                 EXERCISE NOTICE

**Company Name & Address**

         SECTION 1. EXERCISE OF OPTION. Effective as of today, _______________________, the undersigned ("Purchaser") hereby elects to purchase ____________ shares (the "Shares") of the Common Stock of ____________________ (the "Company") under and pursuant to the Stock Option Agreement date _________________ (the "option Agreement"). The purchase price for the Shares shall be as set forth in the Option Agreement, as adjusted.

         SECTION 2. DELIVERY OF PAYMENT. Purchaser herewith delivers to the Company the full purchase price for the Shares (either in cash, certified or official bank check, money order, or by the delivery of Shares).

         SECTION 3. REPRESENTATIONS OF PURCHASER. Purchaser acknowledges that Purchaser has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

         SECTION 4. RIGHTS AS STOCKHOLDER. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option.

         SECTION 5. TAX CONSULTATION. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

         SECTION 6. ENTIRE AGREEMENT. The Option Agreement is incorporated herein by reference. This Exercise Notice and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

Submitted by:                           Accepted by:
OPTIONEE:                               Interamericas Communications Corporation

By:  ________________________           By:  _______________________________
                                        Name:  _____________________________
                                        Title:  ____________________________

Address:

________________________________________________________________________________



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